EXHIBIT 99.5

For more information:

Ross Ely, HyperSpace Communications, Inc.

Phone (208) 893-1560

Email investor@ehyperspace.com

HYPERSPACE COMMUNICATIONS, INC. ANNOUNCES EXTENSION OF CREDIT FACILITY AND $4.55 MILLION PRIVATE PLACEMENT

Denver, CO, September 8, 2006— HyperSpace Communications, Inc. (AMEX:HCO), a provider of enterprise IT hardware solutions through its subsidiary MPC Computers, LLC, today announced an extension of MPC's $25 million revolving credit facility along with a new $4.55 million private placement.

MPC's $25 million senior secured revolving credit facility is financed through Wachovia Capital Finance Corporation (Western) and has been extended through January 17, 2007. The credit facility is asset-based, with advances made primarily on eligible inventories and accounts receivable. The extension of this credit facility includes a requirement that HyperSpace raise an additional $4.7 million by November 28, 2006.

HyperSpace also announced the closing of a private placement of its convertible debentures with gross proceeds of $4.55 million, provided primarily by existing investors. HyperSpace is required to seek shareholder approval of the issuance and if obtained, the debentures will become convertible into shares of common stock at a conversion price of $0.75 per share. HyperSpace also issued an aggregate of 2,275,000 warrants to purchase common stock for $1.10 per share to the purchasers of the convertible debentures. In addition, investors who purchased $5 million of convertible debentures in April 2006 will roll those debentures plus accrued interest into the new debentures. HyperSpace intends to use the net proceeds of this offering for general corporate purposes, including working capital and the reduction of outstanding indebtedness.

“The extension of the credit facility and private placement offering are critical steps in the re-capitalization of the company,” said John P. Yeros, Chairman and CEO of HyperSpace. “With these now accomplished, we are better positioned to seek additional financing and pursue our strategic objectives.”

More information concerning the extension of the credit facility and the private placement can be found in a Form 8-K filed by HyperSpace September 8, 2006.

In related news, the company has retained BBK, an international business advisory firm, as its financial advisor and appointed Robert D. Webb, a BBK director, as its interim Chief Financial Officer (CFO). Mark Pougnet, HyperSpace’s former Chief Financial Officer, had previously announced his intention to leave the organization. Bob Webb will serve as interim CFO until a permanent CFO is chosen, and will remain a direct employee of BBK while serving as HyperSpace's interim CFO.

About HyperSpace Communications:

HyperSpace Communications, Inc. (AMEX: HCO), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. Additionally, the company provides contract manufacturing and distribution services to partners in the PC industry through its DirectCM division. For more information, visit HyperSpace online at www.ehyperspace.com

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. HyperSpace may not be able to raise addition financing necessary for operations and required by the credit facility extension and it may not be able to find a suitable permanent CFO. Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The issuance of the securities being offered has not been and will not be registered under the United States Securities Act of 1933, as amended, or any state securities laws, and thus may not be offered or sold within the United States unless registered under the U.S. Securities Act of 1933 and applicable state securities laws, or an exemption from such registration is available. HyperSpace has agreed to file a resale registration statement with the Securities and Exchange Commission to permit the sale of the common shares and the common shares issuable upon exercise of the warrants or conversion of the debentures in the United States.